UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a press release relating to the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), or its designated affiliate, other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in that certain Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and Qoo10 Pte. Ltd., a Singapore private limited company and parent of Qoo10 Delaware, as amended. The press release was first used or made available on April 15, 2024.

FOR IMMEDIATE RELEASE

CONTEXTLOGIC VOTE UPDATE: Less Than 350,000 Shares Needed to Approve the Proposed Transaction with Qoo10

Issues Open Letter to Stockholders; Urges ALL Stockholders to Protect the Value of their Investment by Voting “FOR” the Transaction TODAY

SAN FRANCISCO, April 15, 2024 – ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today mailed a letter to stockholders in connection with its upcoming Special Meeting of Stockholders (the “Special Meeting”) urging stockholders to vote “FOR” the proposed transaction with Qoo10 Pte. Ltd. (“Qoo10”). The Special Meeting is scheduled to be held at 11:30 a.m. Pacific Time on April 18, 2024. Stockholders of record as of March 7, 2024, are entitled to vote.

The full text of the letter mailed to stockholders follows:

Dear Fellow Stockholder,

We have set a new date and time of Thursday, April 18, 2024, at 11:30 a.m. Pacific Time, to hold our Special Meeting of Stockholders (the “Special Meeting”) to approve the proposed Asset Sale transaction with Qoo10 Pte. Ltd. (“Qoo10”).

AS OF APRIL 12TH, LESS THAN 350,000 SHARES WERE NEEDED TO VOTE “FOR” THE

ASSET SALE IN ORDER FOR THE TRANSACTION TO BE APPROVED

We are urging all ContextLogic stockholders, regardless of the amount of shares you own, to vote “FOR” the transaction TODAY. The holders of a majority of ContextLogic’s outstanding shares must vote in support of the transaction for it to be completed.

TIME IS SHORT – VOTE "FOR” THE ASSET SALE TODAY TO

PROTECT THE VALUE OF YOUR INVESTMENT

If the transaction is approved, ContextLogic will continue as a publicly traded company with ~$2.7 billion of net operating loss (“NOL”) carryforwards. The new Board will look to use the proceeds from the transaction to help utilize its NOLs. Every day that approval is delayed results in a lower post-closing cash balance and puts the value of the NOLs at significant risk. Failure to approve the transaction would likely result in the Company having no choice but to wind down and make a distribution to stockholders significantly lower than the Company’s current stock price.

FAILING TO VOTE HAS THE SAME EFFECT AS VOTING

“AGAINST” THE ASSET SALE

Regardless of the number of shares you own, your vote on the proposal to approve the Asset Sale is critical. The transaction cannot be completed without a majority of the outstanding shares of ContextLogic voting “FOR” the transaction. Failing to vote has the same effect as voting “against” the transaction proposal. The Qoo10 transaction represents the best path forward to maximize value for ContextLogic stockholders.

WE CAN TAKE YOUR VOTE BY PHONE RIGHT NOW

If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor:

MacKenzie Partners, Inc.

+1 (800) 322-2885

proxy@mackenziepartners.com

VOTE “FOR” THE TRANSACTION TODAY

Every vote counts and we urge you to protect the value of your investment and vote “FOR” the Asset Sale TODAY. The proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Special Meeting.

Sincerely,

The ContextLogic Board of Directors

How to Vote Your Shares

ContextLogic stockholders can vote online or by telephone by following the easy instructions on the previously provided proxy card. To ensure your shares are represented at the Special Meeting, ContextLogic stockholders are urged to vote online or by telephone by following the easy instructions on the previously provided proxy card. The new electronic voting deadline is 11:59 p.m. Eastern Time on April 17, 2024.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Additional Information and Where to Find It

In connection with the Asset Sale to the acquiring subsidiary designated by Qoo10 (the “Buyer”), the Company has filed with the SEC, and has furnished to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with Qoo10 Inc. and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the Transactions may not be satisfied, (2) the timing of completion of the Transactions is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with Qoo10 Inc. and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the Transactions, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the Transactions, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with Qoo10 Inc. and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the Transactions, (9) the announcement or pendency of the Transactions could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the Transactions could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the Transactions, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements are attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them.

Contacts

Investor Relations:

Ralph Fong, Wish
ir@wish.com

Media:

Carys Comerford-Green, Wish
press@wish.com

Nick Lamplough / Dan Moore / Jack Kelleher
Collected Strategies
WISH-CS@collectedstrategies.com

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